Exhibit 99.1

Landmark Infrastructure Partners LP Reports Fourth Quarter and Full Year 2017 Results

El Segundo, California, February 15, 2018 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its fourth quarter and full year 2017 financial results.

Fourth Quarter Highlights

•	Completed acquisitions with total consideration of approximately $99 million through January 18, 2018, including:
o

On January 18, 2018, the Partnership acquired 127 assets from Landmark Dividend Growth Fund – H LLC, an affiliate of its sponsor, Landmark Dividend LLC (“Landmark”), for total consideration of $60.2 million;

o	On December 20, 2017, the Partnership acquired 29 assets from Landmark for total consideration of $17.6 million;
•	Entered into an arrangement to deploy our FlexGrid telecommunications infrastructure solution on approximately 150 properties in Canada;
•	On November 30, the Partnership completed an $80 million outdoor advertising fixed rate debt placement through a securitization with a weighted-average coupon rate of 4.03% for the fixed rate notes;
•	Announced a quarterly distribution of $0.3675 per common unit, representing year-over-year distribution growth of 5.0%;
•	Reported Q4 2017 rental revenue of $14.5 million, a 27% increase year-over-year;
•	Reported Q4 2017 net income of $9.3 million, EBITDA of $15.2 million, and Adjusted EBITDA of $14.2 million, a 29% increase in Adjusted EBITDA year-over-year; and
•	Reported Q4 2017 distributable cash flow of $7.4 million, a 14% increase year-over-year.

2017 Highlights

•	Completed legal structure change to simplify tax reporting for unitholders and substantially eliminate unrelated business taxable income (“UBTI”) allocated to tax-exempt investors;
•	Launched development program with FlexGrid deployments in North America;
•	Reported 2017 rental revenue of $52.6 million, a 49% increase year-over-year;
•	Reported 2017 net income of $19.3 million, EBITDA of $48.1 million, and Adjusted EBITDA of $51.7 million, a 51% increase in Adjusted EBITDA year-over-year;
•	Reported 2017 distributable cash flow of $28.8 million, a 34% increase year-over-year;
•	Added $108 million in commitments to the Partnership’s revolving credit facility; and
•	Completed approximately $219 million in acquisitions since the beginning of 2017 through January 18, 2018.

Fourth Quarter and Full Year 2017 Results

Rental revenue for the quarter ended December 31, 2017 increased 27% to $14.5 million compared to the fourth quarter of 2016.  Net income for the fourth quarter of 2017 was $9.3 million, compared to net income of $8.8 million in the fourth quarter of 2016.  Net income attributable to common unitholders per diluted unit in the fourth quarter of 2017 was $0.31, compared to net income attributable to common unitholders per diluted unit of $0.34 in the fourth quarter of 2016.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended December 31, 2017 decreased 1% to $15.2 million compared to the fourth quarter of 2016.  Adjusted EBITDA for the quarter ended December 31, 2017 increased 29% to $14.2 million compared to the fourth quarter of 2016, and distributable cash flow increased 14% to $7.4 million compared to the fourth quarter of 2016.

For the full year ended December 31, 2017, the Partnership reported rental revenue of $52.6 million, net income of $19.3 million, and net income attributable to common unitholders of $0.53 per diluted unit.  The Partnership reported EBITDA of $48.1 million, Adjusted EBITDA of $51.7 million, and distributable cash flow of $28.8 million in the full year period ended December 31, 2017.

“In 2017, we delivered another year of strong operating results as our core ground lease assets produced stable and consistent returns and the Partnership continued to grow its asset base through accretive acquisitions.  In 2018, we expect to layer in more meaningful growth from our new development initiatives, while our core ground lease assets continue to deliver the stable and predictable cash flows that we have been accustomed to,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On January 24, 2018, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended December 31, 2017.  This quarter’s cash distribution, which represents a 5.0% increase year-over-year, marks the twelfth consecutive quarter that the Partnership has increased its quarterly cash distribution since its IPO in November 2014.  The distribution was paid on February 14, 2018 to common unitholders of record as of February 5, 2018.

On January 22, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on February 15, 2018 to Series B preferred unitholders of record as of February 1, 2018.

On December 21, 2017, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.500 per Series A preferred unit, which was paid on January 16, 2018 to Series A preferred unitholders of record as of January 2, 2018.

Capital and Liquidity

As of December 31, 2017, the Partnership had $304 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $86 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

Since the beginning of 2017 through January 18, 2018, the Partnership acquired a total of 350 assets for total consideration of approximately $219 million.  The acquisitions were immediately accretive to the Partnership’s distributable cash flow, and funded primarily with borrowings under the Partnership’s existing Facility, and the issuance of common and preferred units.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership issued 240,426 common units, 704,445 Series A preferred units and 623,015 Series B preferred units for gross proceeds of approximately $4.2 million, $17.7 million and $15.6 million, respectively, for the full year 2017.

2018 Guidance

The Partnership’s outlook for acquisition volume is $250 million to $300 million in assets.  This includes the right to purchase $200 million to $250 million in assets that the Partnership’s sponsor has expressed its intent to offer us, and approximately $50 million in new infrastructure deployments.  These acquisitions and deployments, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2017 distribution of $0.3675 per common unit by the fourth quarter 2018 (distribution to be paid in February 2019).

Conference Call Information

The Partnership will hold a conference call on Thursday, February 15, 2018, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2017 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/m6/p/qynxjyzg, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 2161829.

A webcast replay will be available approximately two hours after the completion of the conference call through February 15, 2018 at https://edge.media-server.com/m6/p/qynxjyzg.  The replay is also available through February 24, 2018 by dialing 855-859-2056 or 404-537-3406 and entering the access code 2161829.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest expense, current cash income tax expense, distributions to preferred unitholders,  distributions to noncontrolling interest holders, and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2018 and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2017 and Current Report on Form 8-K filed with the Commission on February 15, 2018.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(213) 788-4528

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016(1)	2017	2016(1)
Revenue
Rental revenue	$14,482	$11,498	$52,625	$41,171
Expenses
Management fees to affiliate	—	—	—	196
Property operating	147	9	394	107
General and administrative	1,019	867	5,286	3,755
Acquisition-related	280	1,492	1,287	2,906
Amortization	3,711	3,016	13,537	11,191
Impairments	—	40	848	1,275
Total expenses	5,157	5,424	21,352	19,430
Other income and expenses
Interest and other income	419	316	1,587	1,225
Interest expense	(5,468)	(3,640)	(18,399)	(13,923)
Loss on early extinguishment of debt	—	—	—	(1,703)
Realized loss on derivatives	—	—	—	(99)
Unrealized gain on derivatives	1,786	6,042	1,675	2,306
Gain (loss) on sale of real property interests	(5)	—	(5)	374
Total other income and expenses	(3,268)	2,718	(15,142)	(11,820)
Income before income tax benefit	6,057	8,792	16,131	9,921
Income tax benefit	(3,217)	—	(3,145)	—
Net income	9,274	8,792	19,276	9,921
Less: Pre-acquisition net (income) loss from Drop-down Assets (1)	—	(5)	—	48
Less: Net income attributable to noncontrolling interests	8	—	19	—
Net income attributable to limited partners	9,266	8,797	19,257	9,873
Less: Distributions to preferred unitholders	(2,001)	(1,327)	(6,673)	(2,660)
Less: General Partner's incentive distribution rights	(193)	(77)	(488)	(110)
Net income attributable to common and subordinated unitholders	$7,072	$7,393	$12,096	$7,103
Net income per common and subordinated unit
Common units – basic	$0.31	$0.34	$0.54	$0.46
Common units – diluted	$0.31	$0.34	$0.53	$0.41
Subordinated units – basic and diluted	$0.28	$0.33	$0.50	$0.23
Weighted average common and subordinated units outstanding
Common units – basic	19,940	18,727	19,701	13,986
Common units – diluted	23,075	21,862	22,836	17,121
Subordinated units – basic and diluted	3,135	3,135	3,135	3,135
Other Data
Total leased tenant sites (end of period)	2,157	1,956	2,157	1,956
Total available tenant sites (end of period)	2,239	2,022	2,239	2,022

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions, (the “2016 Drop-down Assets”) from our sponsor Landmark Dividend LLC and affiliates (collectively “Landmark”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the 2016 Drop-down Assets. On April 1, 2017, the Partnership early adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU No. 2017-01”). Under ASU 2017-01, the 2017 drop-down transactions were asset acquisitions with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions are capitalized. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 15, 2018.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

In thousands, except per unit data

(Unaudited)

	December 31, 2017	December 31, 2016
Assets
Land	$114,385	$88,845
Real property interests	596,422	490,030
Construction in progress	7,574	—
Total land and real property interests	718,381	578,875
Accumulated amortization of real property interests	(37,817)	(25,967)
Land and net real property interests	680,564	552,908
Investments in receivables, net	20,782	17,440
Cash and cash equivalents	9,188	2,711
Restricted cash	18,672	2,851
Rent receivables, net	4,141	2,372
Due from Landmark and affiliates	629	566
Deferred loan costs, net	3,589	2,797
Deferred rent receivable	4,252	1,379
Derivative asset	3,159	1,860
Other intangible assets, net	17,984	15,730
Other assets	5,039	2,446
Total assets	$767,999	$603,060
Liabilities and equity
Revolving credit facility	$304,000	$224,500
Secured notes, net	187,249	112,435
Accounts payable and accrued liabilities	4,978	4,374
Other intangible liabilities, net	12,833	13,061
Prepaid rent	4,581	3,984
Derivative liabilities	—	376
Total liabilities	513,641	358,730
Commitments and contingencies
Equity
Series A cumulative redeemable preferred units, 1,568,402 and 863,957 units issued and outstanding at December 31, 2017 and 2016, respectively	36,604	19,393
Series B cumulative redeemable preferred units, 2,463,015 and 1,840,000 units issued and outstanding at December 31, 2017 and 2016, respectively	58,936	44,256
Common units, 20,146,458 and 19,450,555 units issued and outstanding at December 31, 2017 and 2016, respectively	288,527	294,296
Subordinated units, 3,135,109 units issued and outstanding	19,641	22,524
General Partner	(150,519)	(135,630)
Accumulated other comprehensive income (loss)	968	(509)
Total limited partners' equity	254,157	244,330
Noncontrolling interests	201	—
Total equity	254,358	244,330
Total liabilities and equity	$767,999	$603,060

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	1,068	1,357	78.2	(7)	1,305	28.6			$7,282	51%
Outdoor Advertising	432	521	84.1	(7)	509	18.0			2,939	20%
Renewable Power Generation	21	53	29.1	(7)	53	28.4			466	3%
Subtotal	1,521	1,931	79.1	(7)	1,867	25.8			$10,687	74%
Tenant Lease Assignment only (8)
Wireless Communication	154	213	49.3		195	18.3			$1,333	9%
Outdoor Advertising	24	25	59.7		25	15.0			196	1%
Renewable Power Generation	2	2	74.8		2	6.6			6	—%
Subtotal	180	240	50.6		222	17.8			$1,535	10%
Tenant Lease on Fee Simple
Wireless Communication	14	22	99.0	(7)	22	18.2			$136	1%
Outdoor Advertising	27	31	99.0	(7)	31	12.1			539	4%
Renewable Power Generation	13	15	99.0	(7)	15	31.9			1,585	11%
Subtotal	54	68	99.0	(7)	68	18.3			$2,260	16%
Total	1,755	2,239	76.6	(9)	2,157	24.7			$14,482	100%
Aggregate Portfolio
Wireless Communication	1,236	1,592	74.6		1,522	27.1	96%	$1,838	$8,751	61%
Outdoor Advertising	483	577	83.8		565	17.6	98%	1,754	3,674	25%
Renewable Power Generation	36	70	39.9		70	28.5	100%	9,779	2,057	14%
Total	1,755	2,239	76.6	(9)	2,157	24.7	96%	$2,073	$14,482	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of December 31, 2017 were 3.8, 8.8, 18.0 and 5.3 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2017. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 66 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016(1)	2017	2016(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$9,274	$8,792	$19,276	$9,921
Interest expense	5,468	3,640	18,399	13,923
Amortization expense	3,711	3,016	13,537	11,191
Income tax benefit	(3,217)	—	(3,145)	—
EBITDA	$15,236	$15,448	$48,067	$35,035
Impairments	—	40	848	1,275
Acquisition-related	280	1,492	1,287	2,906
Unrealized gain on derivatives	(1,786)	(6,042)	(1,675)	(2,306)
Realized loss on derivatives	—	—	—	99
Loss on early extinguishment of debt	—	—	—	1,703
(Gain) loss on sale of real property interests	5	—	5	(374)
Unit-based compensation	—	—	105	105
Straight line rent adjustments	(54)	(255)	(358)	(514)
Amortization of above- and below-market rents, net	(262)	(315)	(1,226)	(1,338)
Repayments of investments in receivables	275	236	1,180	905
Deemed capital contribution to fund general and administrative expense reimbursement(2)	491	544	3,516	2,578
Adjusted EBITDA	$14,185	$11,148	$51,749	$40,074
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$6,985	$3,890	$28,473	$21,465
Unit-based compensation	—	—	(105)	(105)
Unrealized gain on derivatives	1,786	6,042	1,675	2,306
Loss on early extinguishment of debt	—	—	—	(1,703)
Amortization expense	(3,711)	(3,016)	(13,537)	(11,191)
Amortization of above- and below-market rents, net	262	315	1,226	1,338
Amortization of deferred loan costs and discount on secured notes	(719)	(447)	(2,237)	(1,703)
Receivables interest accretion	—	6	7	36
Impairments	—	(40)	(848)	(1,275)
Gain (loss) on sale of real property interests	(5)	—	(5)	374
Allowance for doubtful accounts	(136)	(68)	(215)	(182)
Working capital changes	4,812	2,110	4,842	561
Net income	$9,274	$8,792	$19,276	$9,921
Interest expense	5,468	3,640	18,399	13,923
Amortization expense	3,711	3,016	13,537	11,191
Income tax benefit	(3,217)	—	(3,145)	—
EBITDA	$15,236	$15,448	$48,067	$35,035
Less:
Gain on sale of real property interests	—	—	—	(374)
Unrealized gain on derivatives	(1,786)	(6,042)	(1,675)	(2,306)
Straight line rent adjustment	(54)	(255)	(358)	(514)
Amortization of above- and below-market rents, net	(262)	(315)	(1,226)	(1,338)
Add:
Impairments	—	40	848	1,275
Acquisition-related	280	1,492	1,287	2,906
Realized loss on derivatives	—	—	—	99
Loss on sale of real property interests	5	—	5	—
Loss on early extinguishment of debt	—	—	—	1,703
Unit-based compensation	—	—	105	105
Straight line rent adjustment	—	—	—	—
Repayments of investments in receivables	275	236	1,180	905
Deemed capital contribution to fund general and administrative expense reimbursement (2)	491	544	3,516	2,578
Adjusted EBITDA	$14,185	$11,148	$51,749	$40,074
Less:
Expansion capital expenditures	43,577	(93,178)	166,839	(291,509)
Cash interest expense	(4,749)	(3,193)	(16,162)	(12,220)
Cash income tax	—	—	(70)	—
Distributions to preferred unitholders	(2,001)	(1,327)	(6,673)	(2,660)
Distributions to noncontrolling interest holders	(8)	—	(19)	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	(43,577)	93,178	(166,839)	291,509
Cash income tax	2	—	—	—
Distributable cash flow	$7,429	$6,628	$28,825	$25,194

(1)

Financial information prior to the closing of drop-down transactions has been retroactively adjusted for certain assets acquired from Landmark during the year ended December 31, 2016. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

Three Months Ended December 31,
2017	2016(1)
Landmark	Landmark	Drop-down
Infrastructure	Infrastructure	Assets	Consolidated
Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$14,482	$11,427	$71	$11,498
Expenses:
Property operating	147	9	—	9
General and administrative	1,019	867	—	867
Acquisition-related	280	1,438	54	1,492
Amortization	3,711	2,987	29	3,016
Impairments	—	40	—	40
Total expenses	5,157	5,341	83	5,424
Other income and expenses
Interest and other income	419	309	7	316
Interest expense	(5,468)	(3,640)	—	(3,640)
Unrealized gain on derivatives	1,786	6,042	—	6,042
Gain (loss) on sale of real property interests	(5)	—	—	—
Total other income and expenses	(3,268)	2,711	7	2,718
Income before income tax benefit	6,057	8,797	(5)	8,792
Income tax benefit	(3,217)	—	—	—
Net income (loss)	$9,274	$8,797	$(5)	$8,792
Add:
Interest expense	5,468	3,640	—	3,640
Amortization expense	3,711	2,987	29	3,016
Income tax benefit	(3,217)	—	—	—
EBITDA	$15,236	$15,424	$24	$15,448
Less:
Unrealized gain on derivatives	(1,786)	(6,042)	—	(6,042)
Straight line rent adjustments	(54)	(251)	(4)	(255)
Amortization of above- and below-market rents	(262)	(343)	28	(315)
Add:
Impairments	—	40	—	40
Acquisition-related expenses	280	1,438	54	1,492
Loss on sale of real property interests	5	—	—	—
Repayments of investments in receivables	275	201	35	236
Deemed capital contribution to fund general and administrative expense reimbursement (2)	491	544	—	544
Adjusted EBITDA	$14,185	$11,011	$137	$11,148
Less:
Expansion capital expenditures	43,577	(93,178)	—	(93,178)
Cash interest expense	(4,749)	(3,193)	—	(3,193)
Distributions to preferred unitholders	(2,001)	(1,327)	—	(1,327)
Distributions to noncontrolling interest holders	(8)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	(43,577)	93,178	—	93,178
Cash income tax	2	—	—	—
Distributable cash flow	$7,429	$6,491	$137	$6,628
Annualized quarterly distribution per unit	$1.47	$1.40
Distributions to common unitholders	7,328	6,554
Distributions to Landmark Dividend – subordinated units	1,152	1,097
Distributions to the General Partner – incentive distribution rights	180	75
Total distributions	$8,660	$7,726
Shortfall of distributable cash flow over the quarterly distribution	$(1,231)	$(1,235)
Coverage ratio (3)	0.86	x	0.84	x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.” On April 1, 2017, the Partnership early adopted ASU No. 2017-01. Drop-down acquisitions subsequent to the adoption of ASU 2017-01 are asset acquisitions with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions are capitalized.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

In thousands, except per unit data (Unaudited)

Year Ended December 31,
2017	2016(1)
Landmark	Landmark	Drop-down
Infrastructure	Infrastructure	Assets	Consolidated
Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$52,625	$35,208	$5,963	$41,171
Expenses:
Management fees to affiliate	—	—	196	196
Property operating	394	105	2	107
General and administrative	5,286	3,755	—	3,755
Acquisition-related	1,287	2,648	258	2,906
Amortization	13,537	9,703	1,488	11,191
Impairments	848	1,275	—	1,275
Total expenses	21,352	17,486	1,944	19,430
Other income and expenses
Interest and other income	1,587	1,029	196	1,225
Interest expense	(18,399)	(11,472)	(2,451)	(13,923)
Loss on early extinguishment of debt	—	—	(1,703)	(1,703)
Realized loss on derivatives	—	—	(99)	(99)
Unrealized gain on derivatives	1,675	2,220	86	2,306
Gain (loss) on sale of real property interests	(5)	374	—	374
Total other income and expenses	(15,142)	(7,849)	(3,971)	(11,820)
Income before income tax benefit	16,131	9,873	48	9,921
Income tax benefit	(3,145)	—	—	—
Net income	$19,276	$9,873	$48	$9,921
Add:
Interest expense	18,399	11,472	2,451	13,923
Amortization expense	13,537	9,703	1,488	11,191
Income tax benefit	(3,145)	—	—	—
EBITDA	$48,067	$31,048	$3,987	$35,035
Less:
Gain on sale of real property interests	—	(374)	—	(374)
Unrealized gain on derivatives	(1,675)	(2,220)	(86)	(2,306)
Straight line rent adjustments	(358)	(356)	(158)	(514)
Amortization of above- and below-market rents	(1,226)	(1,173)	(165)	(1,338)
Add:
Impairments	848	1,275	—	1,275
Acquisition-related expenses	1,287	2,648	258	2,906
Loss on sale of real property interests	5	—	—	—
Loss on early extinguishment of debt	—	—	1,703	1,703
Realized loss on derivatives	—	—	99	99
Unit-based compensation	105	105	—	105
Repayments of investments in receivables	1,180	809	96	905
Deemed capital contribution to fund general and administrative expense reimbursement (2)	3,516	2,578	—	2,578
Adjusted EBITDA	$51,749	$34,340	$5,734	$40,074
Less:
Expansion capital expenditures	166,839	(291,509)	—	(291,509)
Cash interest expense	(16,162)	(10,185)	(2,035)	(12,220)
Cash income tax	(70)	—	—	—
Distributions to preferred unitholders	(6,673)	(2,660)	—	(2,660)
Distributions to noncontrolling interest holders	(19)	—	—	—
Add:
Borrowings and capital contributions to fund expansion capital expenditures	(166,839)	291,509	—	291,509
Distributable cash flow	$28,825	$21,495	$3,699	$25,194
Annualized quarterly distribution per unit	$1.43	$1.35
Distributions to common unitholders	28,222	18,881
Distributions to Landmark Dividend – subordinated units	4,491	4,232
Distributions to the General Partner – incentive distribution rights	443	83
Total distributions	$33,156	$23,196
Shortfall of distributable cash flow over the quarterly distribution	$(4,331)	$(1,701)
Coverage ratio (3)	0.87	x	0.93	x

(1)

During the year ended December 31, 2016, the Partnership completed five drop-down acquisitions from Landmark and affiliates (the “Drop-down Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Drop-down Assets as if the Partnership owned the Drop-down Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Drop-down Assets. The combined results of the Drop-down Assets prior to each transaction date are included in “Drop-down Assets Predecessor.” The consolidated results of the Drop-down Assets after each transaction date are included in “Landmark Infrastructure Partners LP.” On April 1, 2017, the Partnership early adopted ASU No. 2017-01. Drop-down acquisitions subsequent to the adoption of ASU 2017-01 are asset acquisitions with prior periods not retroactively adjusted. In addition, after the adoption of ASU No. 2017-01, acquisition costs for asset acquisitions are capitalized.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.